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                                                                    EXHIBIT 23.3

                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                              NEW YORK, N.Y. 10017

                                                                January 23, 1997

Amerin Corporation
200 E. Randolph Drive
Chicago, Illinois 60601

Gentlemen:

    We hereby consent to the reference to our firm under the caption "Risk Factors--Certain Matters Relating to Lender Paid Mortgage Insurance" in the prospectus forming a part of the Registration Statement on Form S-3 of Amerin Corporation, Registration Statement No. 333-19757, filed with the U.S. Securities and Exchange Commission. We also consent to the inclusion of this letter with Amendment No. 1 to that registration statement, which amendment is to be filed on or about January 24, 1997.

    In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                          Very truly yours,
                                          /s/ DAVIS POLK & WARDWELL

                                              Davis Polk & Wardwell